UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Contract.

Effective April 16, 2013, the Compensation Committee of the Board of Directors of Bill Barrett Corporation (the “Company”) approved an increase in the salary of R. Scot Woodall to $500,000 per year and equity grants in connection with his promotion to Chief Executive Officer and President. See below, Item 5.02. Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

Item 5.02.	Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

Appointment of Principal Officer

Effective April 16, 2013, R. Scot Woodall was appointed Chief Executive Officer and President of the Company. Mr. Woodall previously served as Chief Executive Officer and President on an interim basis since January 7, 2013. The Board of Directors also approved expanding the size of the Board from seven to eight members effective immediately following the Company’s 2013 annual meeting of shareholders and the appointment of Mr. Woodall as a director at that time to fill the vacancy created by expanding the Board. In connection with his promotion to Chief Executive Officer and President, Mr. Woodall’s salary was increased to $500,000 per year. Mr. Woodall also was granted 13,007 performance shares and 13,007 restricted shares having a total value of $500,000 based on the $19.22 closing price of the Company’s common stock on April 16, 2013. Up to 100% of the performance shares will vest on May 1, 2016 if Mr. Woodall continues to be an employee on that date and the target performance criteria established by the Compensation Committee of the Board of Directors are met and up to an additional 100% of the performance shares will vest if stretch performance criteria are met. An amount equal to 25% of the restricted shares vest on each of April 16, 2014, 2015, 2016 and 2017 if Mr. Woodall remains an employee on each of those dates.

Mr. Woodall, age 51, has served as the Company’s interim Chief Executive Officer and President since January 2013 and as Chief Operating Officer since July 2010. He served as the Company’s Executive Vice President—Operations from February 2010 until July 2010 and as the Company’s Senior Vice President—Operations from April 2007 until February 2010. Prior to joining Bill Barrett Corporation, Mr. Woodall served as Senior Vice President—Western US for Forest Oil Corporation from 2004 to April 2007 and as Drilling and Production Manager for Forest Oil Corporation from 2000 until 2004. He currently serves on the Executive Committee of the Colorado Oil & Gas Association and is a member of the Society of Petroleum Engineers. Mr. Woodall has a Bachelor of Science in Mechanical Engineering from the Louisiana State University.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2013, the Company issued a press release concerning the appointment of R. Scot Woodall as Chief Executive Officer, President, and a director. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2013	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 17, 2013.